UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2019

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue New York, New York 10016
(Address of zip code of principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ Stock Market
7.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTP	NASDAQ Stock Market
7.875% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTO	NASDAQ Stock Market
8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ Stock Market

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, on June 28, 2019 at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of New York Mortgage Trust, Inc. (the “Company”), the stockholders of the Company approved, among other things, the First Amendment (the “First Amendment”) to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (as amended by the First Amendment, the “2017 Plan”), which First Amendment increased the number of shares of the Company’s common stock that may be issued under the 2017 Plan by 7,600,000 shares. The maximum number of shares of common stock that may be issued under the 2017 Plan is now 13,170,000.
The First Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”) on April 22, 2019. The First Amendment became effective upon receipt of stockholder approval on June 28, 2019 at the Annual Meeting.
A detailed summary of the material features of the 2017 Plan appears under the caption “Proposal No. 4: Approval of an Amendment to the Company’s 2017 Equity Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2019. The detailed summary of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan and the First Amendment, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
2019 Annual Meeting of Stockholders
The Company held its Annual Meeting of Stockholders in New York, New York on Friday, June 28, 2019. There were 176,848,581 shares of common stock of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 93.03% of the outstanding shares of common stock on April 24, 2019, the record date for the Annual Meeting.
The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:
Proposal 1: To elect seven directors to the Company’s Board of Directors.

Name	For	Against	Abstain
David R. Bock	74,688,225	18,937,620	629,339
Michael B. Clement	74,706,589	18,912,868	635,727
Alan L. Hainey	69,538,087	24,078,729	638,368
Steven R. Mumma	91,319,349	2,281,538	654,297
Steven G. Norcutt	74,103,091	19,506,206	645,887
Lisa A. Pendergast	74,830,525	18,796,525	628,134
Jason T. Serrano	91,831,168	1,770,301	653,715
In addition, there were 82,593,397 broker non-votes associated with the election of the directors. All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as a director until the 2020 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.
Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
89,788,820	3,076,450	1,389,914	82,593,397
At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly referred to as a “say-on-pay vote.”

Proposal 3: To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain
90,988,376	795,855	1,574,043	896,910
At the Annual Meeting, a majority of the votes cast on Proposal 3, which is commonly referred to as a “say-on-frequency vote,” were cast in favor of holding future say-on-pay votes annually. In light of the outcome of this advisory vote, the Board has determined that future say-on-pay votes will be submitted to stockholders annually until the next required say-on-frequency vote. The Company is required to conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation every six years.
Proposal 4: To approve an amendment to the Company's 2017 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
88,315,393	4,548,469	1,391,322	82,593,397
At the Annual Meeting, stockholders approved the amendment to the Company’s 2017 Equity Incentive Plan.
Proposal 5: To ratify, confirm and approve the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
169,471,447	5,185,216	2,191,918	N/A
At the Annual Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description
10.1	New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 15, 2017).
10.2	Amendment No. 1 to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: June 28, 2019	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer